Exhibit 15.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Valeant Pharmaceuticals International:

We have reviewed the accompanying consolidated condensed balance sheet of Valeant Pharmaceuticals International and its subsidiaries as of September 30, 2007, and the related consolidated condensed statements of operations and consolidated condensed statements of comprehensive income for each of the three and nine month periods ended September 30, 2007 and 2006 and the consolidated condensed statement of cash flows for the nine month periods ended September 30, 2007 and 2006. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated condensed interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the interim financial statements, the Company restated its consolidated condensed financial statements as of September 30, 2007 and December 31, 2006 and for the three and nine month periods ended September 30, 2007 and 2006.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2006, and the related consolidated statements of operations, of stockholders’ equity, and of cash flows for the year then ended (not presented herein), and in our report dated March 1, 2007, except for the effect of the restatement described in Note 2 (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company’s 2007 Annual Report on Form 10-K, as to which the date is March 17, 2008, we expressed an unqualified opinion on those consolidated financial statements (with explanatory paragraphs indicating that the Company has restated 2006 and 2005 annual financial statements and changed the manner in which it accounts for uncertain tax position in 2007 and the manner in which it accounts for stock-based compensation in 2006). In our opinion, the information set forth in the accompanying consolidated condensed balance sheet as of December 31, 2006, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

PRICEWATERHOUSECOOPERS LLP
Orange County, California
November 8, 2007, except for the effect of the restatement described in Note 2 to the interim financial statements as to which the date is April 14, 2008